Exhibit 99

Investor Contact:
Chris Gay
308-255-2905
Cabela's Incorporated

Media Contact:
Joe Arterburn
308-255-1204
Cabela's Incorporated

CABELA'S INC. ANNOUNCES FOURTH QUARTER 2014 FINANCIAL RESULTS
- Total Revenue Increased 7.2% to $1.3 Billion
- Comparable Store Sales Decreased 5.5%
- Adjusted Diluted EPS of $1.11 vs. $1.32 a Year Ago on Higher Advertising and Promotional Spend
- Cabela’s CLUB Accounts Increased 7.3% and Charge-Offs Remained at Record Low Levels
- For Fiscal 2014, Next Generation Stores Outperformed Legacy Stores by 43% in Sales per Square Foot and 59% in Profit per Square Foot

SIDNEY, Neb. (February 12, 2015) - Cabela's Incorporated (NYSE:CAB) today reported financial results for fourth quarter fiscal 2014.

For the quarter, total revenue increased 7.2% to $1.3 billion; Retail store revenue increased 13.9% to $810.6 million; Direct revenue decreased 5.4% to $349.9 million; and Financial Services revenue increased 9.9% to $113.3 million. During the period, comparable store sales decreased 5.5%.

For the quarter, adjusted for certain items, net income decreased 16.4% to $79.3 million compared to $94.7 million in the year ago quarter, and earnings per diluted share were $1.11 compared to $1.32 in the year ago quarter. The Company reported GAAP net income of $78.6 million and earnings per diluted share of $1.10 as compared to GAAP net income of $80.1 million and earnings per diluted share of $1.12 in the year ago quarter. Fourth quarter 2014 GAAP results included incremental expenses related to the relocation of our distribution center in Winnipeg, Manitoba, Canada, of $0.01 per diluted share. Fourth quarter 2013 GAAP results included provisions for interest and taxes related to an increase in tax reserves of $0.16 per diluted share and an impairment loss of $0.04 per diluted share related to a retail store site. See the supporting schedules to this earnings release labeled “Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures” for a reconciliation of the GAAP to non-GAAP financial measures.

For fiscal 2014, net income was $207.1 million compared to $238.3 million last year, and earnings per diluted share were $2.88 compared to $3.32 a year ago, each adjusted for certain items. The Company reported GAAP net income of $201.7 million and earnings per diluted share of $2.81 as compared to GAAP net income of $224.4 million and earnings per diluted share of $3.13 a year ago. Fiscal 2014 GAAP results included provisions for interest and taxes related to an increase in tax reserves of $0.05 per diluted share and incremental expenses related to the relocation of our distribution center in Winnipeg, Manitoba, Canada, of $0.02 per diluted share. Fiscal 2013 GAAP results included adjustments to the Visa antitrust settlement liability resulting in a $0.03 per diluted share benefit, impairment and expense adjustments primarily related to two retail locations of $0.06 per diluted share, and provisions for interest and taxes related to an increase in tax reserves of $0.16 per diluted share. See the supporting schedules to this earnings release labeled “Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures” for a reconciliation of the GAAP to non-GAAP financial measures.

"For the quarter, we experienced growth in merchandise sales, solid performance from Cabela's CLUB, ongoing strong performance from our next generation stores, and normalization of firearm and ammunition sales," said Tommy Millner, Cabela's Chief Executive Officer. "To achieve these results, we invested more in advertising and promotional spending than we had originally planned. This led to lower merchandise margins and earnings per share, but resulted in measurable market share gains. We are encouraged that comparable store sales thus far in 2015 have improved."

During the quarter, merchandise gross margin decreased 150 basis points to 35.1% from 36.6% in the same quarter a year ago. The decrease in margin was primarily attributable to more aggressive discounting. Additionally, approximately 50 basis points of the decrease was due to the previously announced adjustment in the presentation of reimbursement between segments. As a reminder, this new presentation, initiated in the second quarter, will be ongoing and has no impact on consolidated operating income or earnings per diluted share. See the "Selected Financial Data" table located herein for a more detailed explanation of this adjustment.

"For fiscal 2014, our 18 next generation stores opened for the full period averaged sales per square foot of $449 compared to sales per square foot of $313 in our legacy stores or 43% better performance," Millner said. "Similarly, for the same period, our next generation stores averaged profit per square foot that was 59% better than our legacy stores. With this strong new store performance, we look forward to continuing our retail store expansion and are excited to begin opening our slate of 2015 stores in March."

Direct revenue decreased 5.4% in the quarter. Better in-stock levels of ammunition and shooting related products in our retail stores eased our customers' needs to acquire ammunition online. We were pleased with the 630 basis point sequential improvement in Direct revenue over the third quarter. During the fourth quarter, continued improvements to the omni-channel model, including simplified checkout and growth in mobile traffic, further enhanced our customers' omni-channel experience.

The Cabela's CLUB Visa program had another solid quarter and continued to build a base of extremely loyal customers. CLUB members shop more frequently and have higher average spend. During the quarter, growth in the average number of active credit card accounts was 7.3% due to new customer acquisitions in our Retail and Internet channels. Growth in the average balance per active credit card account was 4.5%, and growth in the average balance of credit card loans was 12.1% to $4.2 billion. For the quarter, net charge-offs remained at historically low levels of 1.74% compared to 1.76% in the prior year quarter. Increased Financial Services revenue was driven by increases in interest and fee income as well as interchange income.

"While we took a more aggressive approach to promotions than originally planned, we are pleased with market share gains, next generation store performance, and solid growth at Cabela’s CLUB," Millner said. "As a result, we expect to return to a low-double-digit growth rate in revenue and a high-single to low-double-digit growth rate in diluted earnings per share for full-year 2015 as compared to full-year 2014 non-GAAP diluted earnings per share of $2.88.”

Conference Call Information

A conference call to discuss fourth quarter and fiscal 2014 operating results is scheduled for today (Thursday, February 12, 2015) at 11:00 a.m. Eastern Time. A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela's website at www.cabelas.com. A replay of the call will be archived on www.cabelas.com.

About Cabela's Incorporated

Cabela's Incorporated, headquartered in Sidney, Nebraska, is a leading specialty retailer, and the world's largest direct marketer, of hunting, fishing, camping and related outdoor merchandise. Since the Company's founding in 1961, Cabela's® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World's Foremost Outfitter®. Through Cabela's growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela's also issues the Cabela's CLUB® Visa credit card, which serves as its primary customer loyalty rewards program. Cabela's stock is traded on the New York Stock Exchange under the symbol "CAB".

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company's beliefs, assumptions, and expectations of future events, taking into account the information currently available to the Company. Such forward-looking statements include, but are not limited to, the Company's statements regarding returning to a low-double-digit growth rate in revenue and a high-single to low-double-digit growth rate in diluted earnings per share for full-year 2015 as compared to full-year 2014 non-GAAP diluted earnings per share of $2.88. Forward-looking statements involve risks and uncertainties that may cause the Company's actual results, performance, or financial condition to differ materially from the expectations of future results, performance, or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the state of the economy and the level of discretionary consumer spending, including changes in consumer preferences, demand for firearms and ammunition, and demographic trends; adverse changes in the capital and credit markets or the availability of capital and credit; the Company's ability to successfully execute its omni-channel strategy; increasing competition in the outdoor sporting goods industry and for credit card products and reward programs; the cost of the Company's products, including increases in fuel prices; the availability of the Company's products due to political or financial instability in countries where the goods the Company sells are manufactured; supply and delivery shortages or interruptions, and other interruptions or disruptions to the Company's systems, processes, or controls, caused by system changes or other factors; increased or adverse government regulations, including regulations relating to firearms and ammunition; the Company's ability to protect its brand, intellectual property, and reputation; the Company's ability to prevent cybersecurity breaches and mitigate cybersecurity risks; the outcome of litigation, administrative, and/or regulatory matters (including a Commissioner's charge the Company received from the Chair of the U. S. Equal Employment Opportunity Commission in January 2011, audits by tax authorities, and compliance examinations by the Federal Deposit Insurance Corporation); the Company's ability to manage credit, liquidity, interest rate, operational, legal, regulatory capital, and compliance risks; the Company's ability to increase credit card receivables while managing credit quality; the Company's ability to securitize its credit card receivables at acceptable rates or access the deposits market at acceptable rates; the impact of legislation, regulation, and supervisory regulatory actions in the financial services industry, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; and other risks, relevant factors, and uncertainties identified in the Company's filings with the SEC (including the information set forth in the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended December 28, 2013, and Form 10-Q for the quarterly period ended March 29, 2014), which filings are available at the Company's website at www.cabelas.com and the SEC's website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company's forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013
Revenue:
Merchandise sales	$1,159,718	$1,081,094	$3,200,219	$3,205,632
Financial Services revenue	113,311	103,057	430,385	375,810
Other revenue	1,595	5,296	17,046	18,135
Total revenue	1,274,624	1,189,447	3,647,650	3,599,577
Cost of revenue:
Merchandise costs (exclusive of depreciation and amortization)	752,306	685,486	2,058,891	2,027,192
Cost of other revenue	—	3,251	1,398	3,637
Total cost of revenue (exclusive of depreciation and amortization)	752,306	688,737	2,060,289	2,030,829

Selling, distribution, and administrative expenses	393,682	357,071	1,251,325	1,201,519
Impairment and restructuring charges	—	4,931	641	5,868

Operating income	128,636	138,708	335,395	361,361

Interest expense, net	(7,366)	(7,605)	(21,842)	(21,854)
Other non-operating income, net	867	346	4,924	4,021

Income before provision for income taxes	122,137	131,449	318,477	343,528
Provision for income taxes	43,527	51,337	116,762	119,138
Net income	$78,610	$80,112	$201,715	$224,390

Earnings per basic share	$1.11	$1.13	$2.84	$3.18
Earnings per diluted share	$1.10	$1.12	$2.81	$3.13

Basic weighted average shares outstanding	71,088,901	70,608,361	70,987,168	70,461,450
Diluted weighted average shares outstanding	71,560,899	71,727,820	71,877,856	71,778,543

CABELA'S INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

	December 27, 2014	December 28, 2013
ASSETS
CURRENT
Cash and cash equivalents	$142,758	$199,072
Restricted cash of the Trust	334,812	23,191
Accounts receivable, net	62,358	42,868
Credit card loans (includes restricted credit card loans of the Trust of $4,440,520 and $3,956,230), net of allowance for loan losses of $56,572 and $53,110	4,421,185	3,938,630
Inventories	760,293	644,883
Prepaid expenses and other current assets	93,929	90,438
Income taxes receivable and deferred income taxes	122,337	47,430
Total current assets	5,937,672	4,986,512
Property and equipment, net	1,608,153	1,287,545
Economic development bonds	82,074	78,504
Other assets	47,418	44,303
Total assets	$7,675,317	$6,396,864

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT
Accounts payable, including unpresented checks of $33,444 and $22,717	$335,969	$261,200
Gift instrument, credit card rewards, and loyalty rewards programs	339,782	291,444
Accrued expenses and other liabilities	216,274	204,073
Time deposits	273,081	297,645
Current maturities of secured variable funding obligations of the Trust	480,000	50,000
Current maturities of secured long-term obligations of the Trust	467,500	—
Current maturities of long-term debt	8,434	8,418
Total current liabilities	2,121,040	1,112,780
Long-term time deposits	532,975	771,717
Secured long-term obligations of the Trust, less current maturities	2,579,750	2,452,250
Long-term debt, less current maturities	491,281	322,647
Long-term deferred income taxes	6,546	3,118
Other long-term liabilities	126,215	128,018

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; Authorized – 10,000,000 shares; Issued – none	—	—
Common stock, $0.01 par value:
Class A Voting, Authorized – 245,000,000 shares;
Issued – 71,093,216 and 70,630,886 shares
Outstanding – 71,093,216 and 70,630,886 shares	711	706
Additional paid-in capital	365,973	346,535
Retained earnings	1,462,532	1,260,817
Accumulated other comprehensive loss	(11,706)	(1,724)
Total stockholders’ equity	1,817,510	1,606,334
Total liabilities and stockholders’ equity	$7,675,317	$6,396,864

CABELA'S INCORPORATED AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in Thousands)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013

Components of Total Consolidated Revenue:
Retail	$810,614	$711,772	$2,350,685	$2,233,322
Direct	349,871	369,736	851,738	973,614
Financial Services (1)	113,311	103,057	430,385	375,810
Other	828	4,882	14,842	16,831
Total consolidated revenue as reported	$1,274,624	$1,189,447	$3,647,650	$3,599,577

As a Percentage of Total Consolidated Revenue:
Retail revenue	63.6%	59.8%	64.4%	62.0%
Direct revenue	27.4	31.1	23.4	27.1
Financial Services revenue (1)	8.9	8.7	11.8	10.4
Other revenue	0.1	0.4	0.4	0.5
Total	100.0%	100.0%	100.0%	100.0%

Operating Income (Loss) by Segment:
Retail	$156,999	$148,952	$417,655	$428,361
Direct	37,288	52,315	112,717	157,227
Financial Services	26,803	25,204	111,650	104,402
Other	(92,454)	(87,763)	(306,627)	(328,629)
Total consolidated operating income as reported	$128,636	$138,708	$335,395	$361,361

Operating Income by Segment as a Percentage of Segment Revenue:
Retail operating income	19.4%	20.9%	17.8%	19.2%
Direct operating income	10.7	14.1	13.2	16.1
Financial Services operating income	24.8	24.5	26.9	27.8
Total operating income by segment as a percentage of total segment revenue	10.1	11.7	9.2	10.0

(1) Includes the effect of the reimbursement from our Financial Services segment to our Retail and Direct segments for the costs of promotions eliminated in consolidation. This adjustment in the presentation of reimbursement between segments, initially made in the second quarter of fiscal year 2014, totaled $5,139 and $14,811 for the three months and fiscal year ended December 27, 2014, respectively, and will be ongoing. This adjustment did not result in a change to consolidated earnings per share.

CABELA'S INCORPORATED AND SUBSIDIARIES
COMPONENTS OF FINANCIAL SERVICES REVENUE
(Dollars in Thousands)
(Unaudited)

Financial Services revenue consists of activity from the Company's credit card operations and is comprised of interest and fee income, interchange income, other non-interest income, interest expense, provision for loan losses, and customer rewards costs. The following table details the components and amounts of Financial Services revenue as reported for the periods presented below.

	Three Months Ended		Fiscal Year Ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013

Interest and fee income	$108,744	$92,970	$400,948	$343,353
Interest expense	(16,322)	(16,968)	(64,167)	(63,831)
Provision for loan losses	(19,806)	(10,193)	(61,922)	(43,223)
Net interest income, net of provision for loan losses	72,616	65,809	274,859	236,299
Non-interest income:
Interchange income	98,877	92,689	366,633	344,979
Other non-interest income	717	3,417	3,338	7,530
Total non-interest income	99,594	96,106	369,971	352,509
Less: Customer rewards costs	(58,899)	(58,858)	(214,445)	(212,998)

Financial Services revenue as reported	$113,311	$103,057	$430,385	$375,810

The following table sets forth the components of Financial Services revenue as reported as a percentage of average total credit card loans, including any accrued interest and fees, for the periods presented below.

	Three Months Ended		Fiscal Year Ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013

Interest and fee income	10.4%	10.0%	10.2%	9.8%
Interest expense	(1.6)	(1.8)	(1.6)	(1.8)
Provision for loan losses	(1.9)	(1.1)	(1.6)	(1.2)
Interchange income	9.5	10.0	9.3	9.8
Other non-interest income	0.1	0.4	0.1	0.2
Customer rewards costs	(5.6)	(6.4)	(5.5)	(6.1)
Financial Services revenue as reported	10.9%	11.1%	10.9%	10.7%

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED FINANCIAL SERVICES REVENUE AND TOTAL REVENUE
(Dollars in Thousands)
(Unaudited)
In July 2012, the parties to the Visa antitrust litigation entered into a settlement agreement to resolve their claims. In December 2013, the settlement agreement received final court approval which, among other things, required the distribution to class merchants of an amount equal to 10 basis points of default interchange for a period of eight consecutive months. As a result, we recorded a liability of $12.5 million in fiscal year 2012 to accrue for the settlement as a reduction of interchange income in the Financial Services segment. Based on re-evaluations due to certain plaintiffs opting out of the settlement, and analysis of the merchant charge volume from Visa interchange reduction reports, we reduced the settlement liability by $0.317 million and $3.167 million, respectively, in the three months and fiscal year ended December 28, 2013. The remaining related liability for this settlement agreement was settled in the first half of fiscal year 2014.
To supplement the revenue components of our Financial Services segment presented according to generally accepted accounting principles ("GAAP"), we have disclosed three non-GAAP measures of operating results that exclude these adjustments to interchange income for the Visa settlement. Interchange income, total Financial Services revenue, and total revenue are presented below both as GAAP reported and excluding the adjustments to interchange income for the Visa settlement. In light of the nature and magnitude, we believe these items should be presented separately to enhance a reader's overall understanding of the Company's ongoing operations as they relate to its Financial Services segment. The following non-GAAP revenue amounts should be considered in conjunction with the GAAP revenue amounts.

	December 27, 2014	December 28, 2013	Increase (Decrease)	% Change
Three Months Ended:
Interchange income, GAAP basis as reported	$98,877	$92,689	$6,188	6.7%
Adjustment for Visa antitrust settlement	—	(317)	317
Interchange income, non-GAAP adjusted	$98,877	$92,372	$6,505	7.0

Total Financial Services revenue, GAAP basis as reported	$113,311	$103,057	$10,254	9.9
Adjustment for Visa antitrust settlement	—	(317)	317
Total Financial Services revenue, non-GAAP adjusted	$113,311	$102,740	$10,571	10.3

Total revenue, GAAP basis as reported	$1,274,624	$1,189,447	$85,177	7.2
Adjustment for Visa antitrust settlement	—	(317)	317
Total revenue, non-GAAP adjusted	$1,274,624	$1,189,130	$85,494	7.2

Fiscal Year Ended:
Interchange income, GAAP basis as reported	$366,633	$344,979	$21,654	6.3%
Adjustment for Visa antitrust settlement	—	(3,167)	3,167
Interchange income, non-GAAP adjusted	$366,633	$341,812	$24,821	7.3

Financial Services revenue, GAAP basis as reported	$430,385	$375,810	$54,575	14.5
Adjustment for Visa antitrust settlement	—	(3,167)	3,167
Financial Services revenue, non-GAAP adjusted	$430,385	$372,643	$57,742	15.5

Total revenue, GAAP basis as reported	$3,647,650	$3,599,577	$48,073	1.3
Adjustment for Visa antitrust settlement	—	(3,167)	3,167
Total revenue, non-GAAP adjusted	$3,647,650	$3,596,410	$51,240	1.4

CABELA'S INCORPORATED AND SUBSIDIARIES
KEY STATISTICS OF FINANCIAL SERVICES BUSINESS
(Unaudited)

Key statistics reflecting the performance of the Financial Services business are shown in the following charts for the periods presented below.

	Three Months Ended
	December 27, 2014	December 28, 2013	Increase	%
			(Decrease)	Change
	(Dollars in Thousands Except Average Balance per Account )

Average balance of credit card loans (1)	$4,163,413	$3,712,679	$450,734	12.1%
Average number of active credit card accounts	1,905,785	1,776,200	129,585	7.3

Average balance per active credit card account (1)	$2,185	$2,090	$95	4.5

Net charge-offs on credit card loans (1)	$18,149	$16,376	$1,773	10.8
Net charge-offs as a percentage of average credit card loans (1)	1.74%	1.76%	(0.02)%
(1) Includes accrued interest and fees

	Fiscal Year Ended
	December 27, 2014	December 28, 2013	Increase	%
			(Decrease)	Change
	(Dollars in Thousands Except Average Balance per Account )

Average balance of credit card loans (1)	$3,937,192	$3,500,536	$436,656	12.5%
Average number of active credit card accounts	1,817,012	1,688,843	128,169	7.6

Average balance per active credit card account (1)	$2,167	$2,073	$94	4.5

Net charge-offs on credit card loans (1)	$66,553	$63,152	$3,401	5.4
Net charge-offs as a percentage of average credit card loans (1)	1.69%	1.80%	(0.11)%
(1) Includes accrued interest and fees

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP RETURN ON INVESTED CAPITAL
(Unaudited)
Return on invested capital (“ROIC”) is not a measure of financial performance under generally accepted accounting principles ("GAAP") and may not be defined and calculated by other companies in the same manner. ROIC should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. We use ROIC as a measure of efficiency and effectiveness of our use of total capital.
We calculate ROIC by dividing adjusted net income by average total capital. Adjusted net income is derived by adding interest expense, rent expense, and Retail segment depreciation and amortization (all after tax) to reported GAAP net income excluding: (1) any losses on sales of assets, (2) any impairment charges or fixed asset write-downs, and (3) any accumulated amortization of deferred grant income caused by other than temporary impairment losses of economic development bonds (all after tax). Total capital is derived by adding current maturities of long-term debt (excluding debt of the Financial Services segment), operating leases capitalized at eight times next year’s annual minimum lease payments, and total stockholders’ equity to long-term debt (excluding debt of the Financial Services segment), and then subtracting cash and cash equivalents (excluding cash and cash equivalents of the Financial Services segment). Average total capital is calculated as the sum of current and prior year ending total capital divided by two. The following table reconciles the components of ROIC to the most comparable GAAP financial measures.

	Fiscal Year Ended
	December 27, 2014	December 28, 2013
	(Dollars in Thousands)

Net income as GAAP reported	$201,715	$224,390
Add back:
Interest expense	21,860	21,889
Rent expense	19,716	14,319
Depreciation and amortization - Retail segment	68,005	54,882
Exclude:
Impairment charges or fixed asset write-downs	—	937
Accumulated amortization of deferred grant income	—	4,931
	109,581	96,958

After tax effect	69,365	63,314
Effective tax rate	36.7%	34.7%
Adjusted net income, non-GAAP	$271,080	$287,704

Calculation of total capital:
Current maturities of long-term debt (excluding Financial Services segment)	$8,434	$8,418
Operating leases capitalized at 8x next year's annual minimum lease payments	184,360	128,280
Total stockholders' equity	1,817,510	1,606,334
Long-term debt (excluding Financial Services segment)	491,281	322,647
	2,501,585	2,065,679
Less:
Cash and cash equivalents	(142,758)	(199,072)
Add back cash and cash equivalents at the Financial Services segment	49,294	94,112
	(93,464)	(104,960)

Adjusted total capital, non-GAAP	$2,408,121	$1,960,719

Average total capital, non-GAAP	$2,184,420	$1,785,508

Return on Invested Capital, non-GAAP	12.4%	16.1%

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED FINANCIAL MEASURES (1)
(Unaudited)
To supplement our consolidated statements of income presented in accordance with generally accepted accounting principles ("GAAP"), we are providing non-GAAP adjusted financial measures of operating results that exclude certain items. Total revenue; selling, distribution, and administrative expenses; impairment and restructuring charges; operating income; interest expense, net; operating income as a percentage of total revenue; income before provision for income taxes; provision for income taxes; net income; and earnings per diluted share are presented below both as GAAP reported and non-GAAP financial measures excluding (i) adjustments to interchange income for the Visa settlement recognized in 2013, (ii) incremental expenses primarily related to the transition to a third-party logistics provider and the closing of our current Canada distribution center recognized in 2014, and certain employee related expenses recognized in 2013, (iii) impairment and restructuring charges recognized in 2014 and 2013, (iv) adjustments to interest expense on certain unrecognized tax positions recognized in 2013, and (v) adjustments to the provision for income taxes related to changes in our assessments of uncertain tax positions recognized in 2014 and 2013. In light of the nature and magnitude, we believe these items should be presented separately to enhance a reader's overall understanding of the Company's ongoing operations. These non-GAAP adjusted financial measures should be considered in conjunction with the GAAP financial measures.
We believe these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. In addition, we evaluate results using non-GAAP adjusted operating income, adjusted net income, and adjusted earnings per diluted share. These non-GAAP adjusted financial measures should not be considered in isolation or as a substitute for operating income, net income, earnings per diluted share, or any other measure calculated in accordance with GAAP. The following tables reconcile these financial measures to the related GAAP adjusted financial measures for the periods presented.

	Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures (1)
	Three Months Ended
	December 27, 2014			December 28, 2013
	GAAP Basis	Non-GAAP	Non-GAAP	GAAP Basis	Non-GAAP	Non-GAAP
	As Reported	Adjustments	Amounts	As Reported	Adjustments	Amounts
	(Dollars in Thousands Except Earnings Per Share)

Total revenue (2)	$1,274,624	$—	$1,274,624	$1,189,447	$(317)	$1,189,130

Selling, distribution, and administrative expenses (3)	$393,682	$(884)	$392,798	$357,071	$—	$357,071

Impairment and restructuring charges (4)	$—	$—	$—	$4,931	$(4,931)	$—

Operating income	$128,636	$884	$129,520	$138,708	$4,614	$143,322

Interest expense, net (5)	$(6,499)	$—	$(6,499)	$(7,259)	$3,648	$(3,611)

Operating income as a percentage of total revenue	10.1%	0.1%	10.2%	11.7%	0.4%	12.1%

Income before provision for income taxes	$122,137	$884	$123,021	$131,449	$8,262	$139,711

Provision for income taxes (6)	$43,527	$244	$43,771	$51,337	$(6,370)	$44,967

Net income	$78,610	$640	$79,250	$80,112	$14,632	$94,744

Earnings per diluted share	$1.10	$0.01	$1.11	$1.12	$0.20	$1.32

(footnotes follow on the next page)

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED FINANCIAL MEASURES (1)
(Unaudited)

	Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures (1)
	Fiscal Year Ended
	December 27, 2014			December 28, 2013
	GAAP Basis	Non-GAAP	Non-GAAP	GAAP Basis	Non-GAAP	Non-GAAP
	As Reported	Adjustments	Amounts	As Reported	Adjustments	Amounts
	(Dollars in Thousands Except Earnings Per Share)

Total revenue (2)	$3,647,650	$—	$3,647,650	$3,599,577	$(3,167)	$3,596,410

Selling, distribution, and administrative expenses (3)	$1,251,325	$(1,842)	$1,249,483	$1,201,519	$(735)	$1,200,784

Impairment and restructuring charges (4)	$641	$(641)	$—	$5,868	$(5,868)	$—

Operating income	$335,395	$2,483	$337,878	$361,361	$3,436	$364,797

Interest expense, net (5)	$(16,918)	$—	$(16,918)	$(17,833)	$3,648	$(14,185)

Operating income as a percentage of total revenue	9.2%	0.1%	9.3%	10.0%	0.1%	10.1%

Income before provision for income taxes	$318,477	$2,483	$320,960	$343,528	$7,084	$350,612

Provision for income taxes (6)	$116,762	$(2,861)	$113,901	$119,138	$(6,783)	$112,355

Net income	$201,715	$5,344	$207,059	$224,390	$13,867	$238,257

Earnings per diluted share	$2.81	$0.07	$2.88	$3.13	$0.19	$3.32

(1)
The presentation includes non-GAAP financial measures. These non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles, and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

(2)	Reflects adjustments recorded through interchange income to the liability related to the settlement of the Visa antitrust litigation.

(3)
For fiscal year 2014, reflects a restructuring charge related to the transition to a third-party logistics provider for our distribution needs in Canada and the closing of our distribution center in Winnipeg, Manitoba, Canada. For the three months and fiscal year ended December 28, 2013, reflects an impairment loss of $4,931 related to a retail store site; and for fiscal year 2013, reflects $937 of costs related to the closure and relocation of a retail store.

(4)
For the three months and fiscal year ended December 27, 2014, reflects incremental expenses primarily related to the transition to a third-party logistics provider and the closing of our distribution center in Winnipeg, Manitoba, Canada. For fiscal year 2013, reflects certain employee related expenses primarily related to severance benefits.

(5)	Reflects interest adjustments related to certain unrecognized tax benefits.

(6)
For all periods presented, reflects the estimated income tax provision on the non-GAAP adjusted income before provision for income taxes. In addition, for the three months and fiscal year ended December 27, 2014, reflects offsetting positions from a net operating loss carry forward and tax adjustments related to changes in assessments of uncertain tax positions, and for the three months and fiscal year ended December 28, 2013, reflects tax adjustments related to changes in assessments of uncertain tax positions.